EXH10-7
                                 PROMISSORY NOTE


$300,000.00                                               Hartford, Connecticut
                                December 5, 1990

         FOR VALUE RECEIVED, AUTOMATED LIGHT TECHNOLOGIES, INC., a Delaware corporation having 8 principal office and place of business in the Town of Vernon, County of Tolland and State of Connecticut, (the "Maker"), promises to pay to the order of the CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority") at its principal office at 217 Washington Street in the City of Hartford, County of Hartford and State of Connecticut or at such other place as Authority hereof may designate in writing, the principal sum of THREE HUNDRED THOUSAND AND NO/100 ($300,000.00) DOLLARS, together with interest in arrears thereon from the date hereof at the rate of ten (10%) per centum per annum upon the whole of said principal sum remaining from time to time unpaid. Said principal and interest shall be due and payable in monthly installments as follows, viz:

         Upon the execution of this Note, interest from the 5th day of December, 1990 to the 31st day of December, 1990, and thereafter, Maker shall make equal monthly payments to principal and interest commencing on the first day of January, 1991, and a like sum on the first day of each and every month thereafter, which payments shall be in an amount that will fully amortize the loan on January 1, 1996. As of the date hereof, the Authority has advanced the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) to Maker and the monthly payments to be made hereunder equal TWO THOUSAND ONE HUNDRED TWENTY-FOUR AND 70/100 DOLLARS ($2,124.70) except for the last payment to be made, which equals TWO THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($2,125.00). The Authority shall advance the remainder of the THREE HUNDRED THOUSAND AND NO/100 DOLLAR ($300,000.00)loan upon the written request of Maker provided the following conditions are met: a) Maker shall have bona fide purchase orders or contracts for the purchase of products from Maker and shall have valid accounts receivable for the sale of such products; b) Maker shall provide to the Authority satisfactory evidence to support the existence of such orders or contracts and accounts receivable; c) such advances shall be in amounts of Fifty Thousand Dollars ($50,000.00) or greater; d) Maker shall not be in default under this Note or any of the documents executed in connection herewith; e) Maker shall not have granted any security interests in its property which would be prior in right to the amount advanced; and f) such request is made within one year of the date of this Note. In the event subsequent advances are made, then the monthly payment dues hereunder shall be adjusted to reflect such advance and to ensure payment in full of this Note by January 1, 1996. Each monthly installment shall be applied first to the payment of interest on the unpaid principal of this Note and the balance on the account of the principal of this Note.

         Maker agrees to pay all taxes or duties levied or assessed upon said sum against Authority or other owner of this Note, the debt evidenced hereby, or the security agreements securing the same (the "Security Agreements"), and upon the collateral granted under the Security Agreements and, upon the event of default to pay all costs, expenses, and attorneys' fees incurred by Authority


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in any proceeding for the  collection of the debt  evidenced  hereby,  or in any action to enforce its rights in collateral granted under the Security Agreements upon the happening of a default as provided for in the Security Agreements, or in protecting or sustaining the lien of the Security Agreements or in any litigation or controversy arising from or connected with this Note, the loan agreement, of even date herewith, executed by and between Maker and the Authority with respect to the sum evidenced by this Note (the "Loan Agreement") or the Security Agreements.

         There shall be an event of default:  (i) If Maker  defaults for fifteen
(15) days in making any payment of principal or interest on this Note, in making any payment of taxes or any municipal assessment, any insurance premiums, or any lien or charge upon any property by which this Note is secured, as the same become due, or (ii) if Maker fails to perform any covenant contained in the Loan Agreement or the Security Agreements or if Maker defaults under the Loan Agreement or the Security Agreements, or (iii) if an order for relief is sought by or against Maker under the Federal Bankruptcy Code or acts amendatory thereof or supplemental thereto or under any statute either of the United States or any state in connection with insolvency or reorganization or for the appointment of a receiver or trustee of all or a portion of Maker's property and any such order for relief, receiver or trustee is not withdrawn, dismissed, discharged, or removed within sixty (60) days, or (iv) if an assignment of Maker ' s property is made for the benefit of creditors or (v) if Maker abandons any property securing this Note or declares in writing its inability to pay debts as they come due, or (vi) if Maker liquidates or dissolves or is liquidated or dissolved, or (vii) if any collateral securing this Note is substantially damaged in any manner and is not covered by insurance deemed adequate by Authority, or (viii) if the United States of America, the State of Connecticut, or any agency or subdivision thereof, imposes a tax, levy, or assessment on or concerning this Note, which Maker cannot lawfully or does not pay when due, or
(ix) if title to any portion or all of the collateral securing this Note becomes vested in other than Maker hereof, or is encumbered by financing without Authority's prior written consent. Upon the occurrence of an event of default, the entire principal sum with accrued interest thereon due under this Note shall at the option of Authority become due and payable. No failure to exercise such option shall be deemed a waiver on the part of Authority of any right accruing thereafter.

         Authority may collect a "late charge" not to exceed an amount equal to two (2%) percent of any installment of interest or principal or both which is not paid within ten (10) days of the date on which said payment is due. Late charges shall be separately charged to and collected from Maker, and shall be due upon demand by Authority.

         Maker shall have the right to prepay this Note in whole or in part upon any interest payment date, without penalty. In the event that the Authority receives a bona fide third party offer (the "Offer") to purchase this Note prior to the termination hereof and desires to accept such offer, then the Authority shall give notice of such Offer to Maker. Maker shall have the sight to purchase this Agreement on the same terms and conditions as are set forth in the Offer. If Maker elects to exercise its rights to purchase this Agreement, it shall give notice of the same to the Authority within thirty t30) days of the date of the Authority's notice to Maker. Failure of Maker to provide such notice within said thirty (30) days shall terminate Maker's right of first refusal with respect to the Offer.


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         Maker and each and every endorser,  guarantor,  and surety of this Note and all others who may become liable for all or any part of this obligation do hereby waive demand, presentment for payment, protest, notice of protest, and notice of nonpayment of this Note, and do hereby consent to any number of renewals or extensions of the time of payment hereof and of the time for advances under the Security Agreement, if any, and agree that any such renewals or extensions may be made without notice to any of said parties and without affecting their liability herein and further consent to the release of any part or parts or all of the security for the payment hereof and to the release of any party or parties liable hereon, all without affecting the liability of the other persons, firms, or corporations liable for the payment of this Note.

         Upon the occurrence of an event of a default, at the option of the Authority, the Authority may pay insurance premiums, taxes and assessments, and any and all other expenses which may be reasonable or necessary to protect the property securing this Note or to protect or sustain the lien of the Security Agreement. Any such payment made by the Authority hereof pursuant to said option shall be added to the principal balance due hereunder and shall bear interest as set forth herein from the date of payment by Authority or shall be payable on demand with interest from the date of payment by Authority.

         Maker agrees that all expenditures incurred by Authority under this Note other than principal, and the principal of this Note after maturity or upon an event of default or after a Judgment hereon, shall bear interest at the rate of twelve percent (12%) per annum, from the date of demand, default or judgment as applicable.

         To induce Authority to enter into the commercial loan transaction evidenced by this Note, the Security Agreements and other security hereof, each maker, endorser and guarantor hereof agrees that the said transaction is a commercial and not a consumer transaction and waives any right to notice of and a hearing on the right of Authority under Chapter 903a of the Connecticut General Statues or other statute or statutes affecting prejudgment remedies and authorizes Authority's attorney to issue a writ for prejudgment remedy without court order, provided the complaint shall set forth a copy of the waiver.

         Should this Note be signed by more than one maker, the references in this Note to Maker in the singular shall include the plural and a11 obligations herein contained shall be joint and several obligations of each maker hereof.

         The term the "Authority" as used in this Note shall include the Authority and any subsequent holder or holders hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                             AUTOMATED LIGHT TECHNOLOGIES, INC.

                                             By:__/S/_________________________
                                                MOHD A. ASLAMI
                                                Its President
                                                Duly Authorized

This Note is secured by a security agreement and by a guaranty all of even date herewith.